UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 1, 2011

Blue Calypso, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53981	20-08610073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Valwood Parkway, Suite 301, Carrollton, Texas 75006

(Address of Principal Executive Offices) (Zip Code)

(972) 695-4776
(Registrant’s telephone number, including area code)

JJ&R Ventures, Inc.

123 West Nye Lane, Suite 129

Carson City, NV 89706
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements other than statements of historical facts included or incorporated by reference in this Current Report on Form 8-K, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:  our ability to raise additional capital, the absence of any operating history or revenue, our ability to attract and retain qualified personnel, market acceptance of our platform, our limited experience in a relatively new industry, regulatory and competitive developments, intense competition with larger companies, general economic conditions, as well as other factors set forth under the caption “Risk Factors” in this Current Report on Form 8-K (“Current Report”).

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 1, 2011, Blue Calypso, Inc. (the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Blue Calypso Holdings, Inc., a privately held Texas corporation (“Blue Calypso”), and Blue Calypso Acquisition Corp., the Company’s newly-formed wholly-owned subsidiary (“Acquisition Sub”). Upon the closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with Blue Calypso, and Blue Calypso, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Merger Agreement, (i) each share of Blue Calypso common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 64.165 shares of the Company’s common stock. Accordingly, an aggregate of one hundred million (100,000,000) shares of the Company’s common stock were issued to the holders of Blue Calypso’s common stock.

Following the closing of the Merger, the Company issued convertible promissory notes (the “Promissory Notes”) to two accredited investors in a private placement transaction (the “Private Placement”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and five-year warrants (the “Warrants”) to purchase up to 22,091,311 shares of the Company’s common stock at an exercise price of $0.10 per share. The Promissory Notes are initially convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share.  The Promissory Notes are automatically convertible into One Million Five Hundred Thousand (1,500,000) shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) immediately upon the creation of the Series A Preferred by the Company. In addition, one of the investors agreed to purchase an additional Two Hundred Thousand (200,000) shares of Series A Preferred for consideration of $200,000 and five-year warrants to purchase up to 2,945,509 shares of the Company’s common stock at an exercise price of $0.10 per share upon the effectiveness of a registration statement registering for resale the shares of the Company’s common stock underlying the Promissory Notes, the Warrants and the Series A Preferred. Once issued, the shares of Series A Preferred will be convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share. The shares of the Company’s common stock underlying the Promissory Notes, the Warrants and the Series A Preferred will be subject to a registration rights agreement (the “Registration Rights Agreement”) under which the Company is obligated to seek registration of such shares within sixty (60) days of the closing date of the Private Placement.

Upon the closing of the Merger, Deborah Flores resigned as the Company’s sole officer and director and Andrew Levi and James R. Craig were appointed as the new officers of the Company. In addition, Andrew Levi, Paul Jarvie, J. Andrew Kerner, Richard Fennessy and James Rose were appointed to the board of directors of the Company.

Immediately following the closing of the Merger, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), the Company transferred all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, JJ&R Ventures Holdings, Inc. (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement dated September 1, 2011, by and among the Company and Deborah Flores (the “Stock Purchase Agreement”), the Company transferred all of the outstanding shares of common stock of SplitCo to Ms. Flores in exchange for the cancellation of fifty-one million (51,000,000) shares of the Company’s common stock (the “Split Off”), with 24,974,701 shares of the Company’s common stock held by persons who were shareholders of the Company prior to the Merger remaining outstanding.

Upon the closing of the Merger, the Company entered into that certain Consulting Agreement with CEOcast, Inc. (the “Consulting Agreement”), pursuant to which the Company employed CEOcast to render certain investor relations services to the Company for a term of 12 months.  The Company is obligated to pay a fee of $11,000 per month to CEOcast during the term of the Consulting Agreement.

The foregoing descriptions of the Merger, the Private Placement, the Split-Off and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of (i) the Merger Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Securities Purchase Agreement, which is filed as Exhibit 10.7 hereto, (iii) the form of Promissory Note, which is filed as Exhibit 10.8 hereto, (iv) the form of Warrant, which is filed as Exhibit 10.10 hereto, (v) the Registration Rights Agreement, which is filed as Exhibit 10.9 hereto, (vi) the Conveyance Agreement, which is filed as Exhibit 10.5 hereto, (vii) the Stock Purchase Agreement, which is filed as Exhibit 10.6 hereto, and (viii) the Consulting Agreement, which is filed as Exhibit 10.11 hereto, each of which is incorporated herein by reference.

Following (i) the closing of the Merger and the Private Placement and (ii) the cancellation of 51,000,000 shares of the Company’s common stock in the Split-Off, there were 124,974,701 shares of common stock issued and outstanding. Approximately 80% of such issued and outstanding shares of the Company’s common stock were held by the former stockholders of Blue Calypso.

The shares of the Company’s common stock issued in connection with the Merger and the Promissory Notes issued in the Private Placement were not registered under the Securities Act in reliance upon an exemption from registration provide by Section 4(2) under the Securities Act. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

A copy of the press release announcing the closing of the Merger and the Private Placement is attached as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference herein.

Changes to the Business. The Company intends to carry on the business of Blue Calypso as its sole line of business. Upon closing of the Merger, we relocated our executive offices to 1345 Valwood Parkway, Suite 301, Carrollton, Texas 75006 and our telephone number is (972) 695-4776.

The Merger was approved by the holders of a majority of the outstanding shares of Blue Calypso common stock via written consent on August 18, 2011.

Under Texas law, Blue Calypso stockholders who did not vote in favor of the Merger may under certain circumstances seek to be paid the fair value of their shares determined by judicial proceeding by exercising statutory rights reserved for dissenters of certain major actions. As of September 1, 2011, no holder of Blue Calypso common stock had notified the Company or Blue Calypso of their intention to seek to exercise the right to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Merger, the Company’s sole director resigned and Andrew Levi, Paul Jarvie, J. Andrew Kerner, Richard Fennessy and James Rose were appointed directors of the Company. In addition, upon the closing of the Merger, the sole officer of the Company resigned and Andrew Levi and James R. Craig were appointed as the officers of the Company.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. Blue Calypso is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Blue Calypso and will be recorded at the historical cost basis of Blue Calypso, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Blue Calypso, historical operations of Blue Calypso and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code. The Split-Off will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company’s tax basis in the assets. Any gain recognized, to the extent not offset by the Company’s net operating losses carry-forwards, if any, will be subject to federal and state income tax at regular corporate income tax rates.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission (the “SEC”).

Form 10 Disclosures

BUSINESS

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for the periods prior to the closing of the Merger refer to Blue Calypso, as a privately owned company, and for the periods subsequent to the closing of the Merger refer to the Company and its subsidiaries (including Blue Calypso).

The Company was incorporated as a Nevada corporation on March 2, 2007 for the purpose of developing and marketing an educational book series, consisting of books, presentations and flash cards focusing on healthy nutrition for children. On July 21, 2011, the Company’s wholly-owned subsidiary merged into the Company and the Company changed its name from “JJ&R Ventures, Inc.” to “Blue Calypso, Inc.”

Blue Calypso was incorporated as a Texas corporation in February 2010 as a holding company to hold a 100% single member ownership interest in Blue Calypso, LLC, a Texas limited liability company, which was formed on September 11, 2009.  Blue Calypso has developed a patented social mobile endorsement and brand loyalty platform that empowers and incentivizes brand loyalists (social media “fans and followers” and existing customers) to become active digital brand evangelists.    It is Blue Calypso’s mission to revolutionize the relationship between brand marketers and their target consumers, creating a mutually beneficial relationship through smartphone and social network technology with an acute focus on the psychology of today’s digitally empowered consumer. In the Blue Calypso environment, marketers have the ability to offer their messages to consumers who are passionate about particular brands and incentivize them to endorse and syndicate these messages throughout their like-minded social circles.

THE COMPANY

The idea for Blue Calypso was originated by Blue Calypso’s founder, Andrew Levi, in early 2003. Mr. Levi’s original idea was to allow people to become digital endorsers of brands, offerings or causes that they believe in by using their smartphones as a method of managing and distributing brand sponsorship through their personal relationships.  Over the last five years, the world has seen social media, mobile technologies and digital advertising evolve dramatically and actually converge.  Through this technological evolution, a sociological shift has occurred in how influential digital media can be when promoted within one’s social circles, “friend-to-friend”.  The early success of Blue Calypso has confirmed the original concept that people will actively endorse products with which they have a strong emotional connection or brand loyalty — in fact it is our belief that people have always offered endorsement of products, services and brands for which they have an affinity.  The Blue Calypso platform leverages mobile and social technologies and rewards the endorsers for their loyalty and performance.  Applications such as Facebook, Twitter, Google+, FourSquare, Groupon, Living Social, Yelp and various blogs all incorporate this common idea, as people generally associate with people of like mind and they will willingly share their feelings about all types of experiences good or bad. This has always been an inherent part of social interaction of personal and professional relationships; however, today it has become an integral thread to message credibility and the establishment of an individual as an “influencer” within their social circles. Through these new mediums of communication and mobile technological improvements, Blue Calypso has been able to create a platform that solves advertisers’ desires for more targeted and personal messaging and mobile subscribers’ desire for content relevance.

The Blue Calypso platform enables advertisers’ customers (“Endorsers”) to personally endorse the brand within their social circles, delivering advertiser approved creative and interactive display campaigns and calls-to-action integrated with each endorsement. Using mobile and social media, everyone has their own audience and therefore can be considered a “micro-publisher”. According to Facebook, the average user has 130 friends; Twitter states the average user has 300 followers; and on average an individual has 25 unique frequent contacts they communicate with weekly. Active participation in LinkedIn, Google+, Tumblr and/or a personal blog can further extend one’s direct social reach significantly. As a result, individuals have the capability to immediately reach hundreds or even thousands of people through their direct personal and digital relationships.

With Blue Calypso, advertiser content is not bound by any single app, website, carrier or device. Once the message is shared by an Endorser it can be accessed via texts, Twitter “tweets” or LinkedIn or Facebook “posts”. The Blue Calypso Network uses both the mobile web and location based services (“LBS”), allowing marketing messages to be distributed friend-to-friend regardless of device or carrier while remaining very targeted and relevant.

Our proprietary ad-rendering and delivery engine gives advertisers the ability to serve multiple creative display ads within the same campaign, targeting such specific conditions as geo-location, day-of-week, time-of-day, and even weather conditions. Our technology identifies the recipient’s circumstance upon campaign view and delivers the right message with relevant creative content increasing campaign response rates. Implementation of multiple calls-to-action which go beyond links, including point-of-sale, geo-location specific offers, and metered mobile coupon redemptions, extend the capability of the Blue Calypso platform far beyond current digital or mobile advertising.  The Blue Calypso system is comprised of two primary components.  The Blue Calypso Network (“BCN”) or back-end includes the data warehouse of ad and related content, the ad rendering engine, Endorser portal, brand portal, agency portal, administrative portal, and web services and communications clusters responsible for receipt and transmission of data and content.  The second component is the mobile platforms, installed on Endorser smartphone devices and called Calyp (pronounced “klip”).  Together the BCN and Calyp mobile applications (the “System”) create smooth interaction and data flow between the Endorser community, brand advertisers, and Blue Calypso.  The System is in its second generation of being publicly available with future releases of all components of the System planned for the foreseeable future.  All revenue to date has been generated from use of the System.  Endorsers are empowered to select how they would like to deliver campaign shares to their friends, choosing from texts (one-to-one), or through posts to their social media audience (one-to-many). When their audience clicks through to view a display campaign it is delivered in web and mobile web landing pages with desired calls-to-action and engaging interactivity

Blue Calypso’s powerful analytics and business intelligence capabilities provide advertisers (or their respective agencies on their behalf) the ability to see how campaigns are delivered, where they are getting the most traction, and which calls-to-action are seeing the most activity. The platform is also a great way to quickly test creative message response. Advertisers can launch multiple campaigns with the same calls-to-action, using real-time analytics to see which content getting a more viral response, and igniting the most conversation.

Market Opportunity

The global wireless industry continues to experience explosive growth with consumers embracing mobile technologies like never before as new services, capabilities and cost efficiencies drive global adoption. Infonetics Research estimates global mobile phone subscribers will grow to 6.4 billion by 2015.

According to Cellular Telecommunications Industry Association (“CTIA”) at December 31, 2010 there were 302 million US mobile subscribers representing 96% of the US population.  CTIA indicates that as of December 2010 there were 270 million data-capable devices, including 78.2 million smart phones or wireless-enabled PDAs and 13.6 million wireless-enabled laptops, notebooks, tablets or wireless broadband modems. International Data Corporation research estimates that smart phone penetration will increase from approximately 30% in 2010 to 45% in 2015, while Nielsen expects that by the end of 2011 there will be more smart phones in use in the U.S. market than feature phones.  We believe that we are just at the beginning of a new wireless era where smart phones will become the standard device consumers use to connect to friends, the Internet and the world at large.

A recent JP Morgan report predicts 2011 mobile ad spending will increase to $1.2 billion.  This is approximately double the 2010 mobile ad spending per the IAB Internet Advertising Report.  Wireless operators are only now beginning to explore ways to introduce mobile advertising to their customers, in part because they have a trusted relationship with their customers. Operators have to honor the customer by delivering marketing messages that are relevant; otherwise customers will perceive marketing messages as spam.  As devices evolve, we believe that brands will use text, creative imagery audio and video to tap into a consumer’s emotions. Carriers and brands are trying a variety of approaches to figure out what works best in the space.  Recently, ABI Research stated that 27 percent of mobile phone users accessing websites using mobile phones have clicked on a mobile banner ad or text link. One thousand U.S. consumers participated in the survey.  Innovation has been a key driver of growth with both the wireless and Internet sectors now focused on the mobile Internet. Recent telecommunications and application development efforts have focused on improving network data speeds and capacity, creating more usable interfaces for mobile devices, significantly expanding the range of usable content types and exploiting the unique attributes of mobile (e.g. location-based services).   Mobile marketing has the ability to connect brands with users on an intimate one-to-one basis, providing customers with relevant information that is important to them. While the sector is still in its infancy, we believe that the potential of the mobile advertising market has brands, operators, advertising executives, content publishers and technology enablers anticipating great things as the space evolves.

Targeting & Technology

We believe that one of the most attractive characteristics of mobile consumers for advertisers is the opportunity for more accurate content targeting. Typical parameters include carrier, device type and mobile channel, with the possibility to add geo-location, behavioral, demographic and interest-based information (the latter two generally requires user opt in). We believe that frequency of use, reach and usage context are the important factors when inserting advertising content into a mobile user experience.

Interesting developments on the horizon for advertisers include interactive video advertising (introduced last year by AdMob) and making greater use of smart phone features such as the accelerometer and camera, for augmented reality ads, providing additional media formats for use within the Blue Calypso platform.

We believe that peer-to-peer or “friend-to-friend” advertising (also known as word-of-mouth advertising) is the most powerful and effective form of advertising.  According to eMarketer, two-thirds of all economic activity in the US is influenced by shared opinions about a product, brand or service. GfK NOP reports that 92% of consumers cite word-of-mouth as one of the best sources for ideas about new products, up from 67% a generation ago.  Additionally, Forrester Research showed that over 60% of consumers trust product recommendations found in online sources like discussion boards, and Google’s research shows that 78% of consumers trust peer recommendations versus 14% from advertisers.

In this “people-driven economy”, we see significant opportunity.  We believe that any consumer product, retail or audience-based entity, whether for-profit or non-profit is a potential user of the Blue Calypso platform.

Intellectual Property

Blue Calypso believes it has advantages over competitors in the mobile advertising industry due to the intellectual property it possesses and has on file with the US Patent and Trademark Office. In February of 2010, we received US Patent number 7,664,516.  With the payment of all maintenance fees, this patent will not expire until December 14, 2026.  An abstract of the issued Patent is as follows:

Disclosed are a method and system for peer-to-peer advertising between mobile communication devices. A subsidy program is set up based on a profile of an advertiser having at least one advertising media. A qualified subscriber is identified for the advertiser based on a profile of a subscriber. One or more advertisers and subsidy programs for the qualified subscriber is selected. In addition, when a communication transmission is received from a source communication device, at least one advertising media is associated with the communication transmission and the communication transmission is transmitted from a source communication device to a destination communication device.

We have three continuation-in-part (CIP) patent applications pending which build on the functionality of our issued patent. All of the technology which delivers the Blue Calypso experience to both advertisers and Endorsers has been developed and is fully owned by Blue Calypso with the exception of several web controls which are licensed by Blue Calypso pursuant to a royalty-free license with unlimited distribution rights.  The architecture of the platform was designed to support millions of subscribers through server and application clustering and load-balancing.  We believe the elegance of the data flow makes for an extremely light-weight and highly scalable system which can easily be enhanced.  By using the standards-based SMS protocol coupled with tight integration to social communities such as Facebook, Twitter, LinkedIn and blogs as the current primary impression delivery mechanisms, and by serving the dynamic content via a standard mobile web browser, Blue Calypso is capable of supporting most any receiving mobile device with Internet access.   Endorser smartphone support is available for Apple iPhone, and Google Android devices with development plans to support, Microsoft Windows Mobile and a “touch” mobile web application that will be capable of operating on most all smartphones with browser capabilities.

We own one registered trademark in the United States.  We also own four pending trademark applications that have been allowed by the Trademark Office to be registered and one recently filed trademark which is pending processing by the Trademark Office.  We also have common law rights in these trademarks that arise from use of the marks in commerce.  The trademark registrations will continue in force as long as all renewals are timely paid, and use of the marks continues.  Our common law trademark rights will continue as long as the marks are used in commerce.

Marketing, Sales, & Support

We believe that as advertisers adapt to the changing media and content distribution landscape, they will place an increasing priority on the next frontier of mobile while leveraging social media communities and properties.  We believe that historical advertising media such as print, television and radio, and even Internet banner ads, are all shifting to mobile platforms.  Mobile platforms enable advertisers to be more focused on putting relevant messaging out to a more highly targeted buyer community while encouraging branded and personal content syndication.  At the same time, we believe that buyers’ lifestyles have shifted to relying on mobile devices for information as well as a communication platform that also gives them the capability of interacting with professional and personal social circles.  Since mobile devices have become such a ubiquitous extension of virtually every human and a critical part of lifestyles of all generations, Blue Calypso has been able to use these behavioral shifts to become integrated with the users’ social communities by using emerging techniques such as geo-location enablement to get targeted, relevant content to people of interest.

Leveraging the Blue Calypso platform, advertisers are empowered to target subscribers based on their demographics and/or interest attributes.  This ensures that the brands and offers which are presented to the subscriber are meaningful and interesting to them.  The Endorsers are able to choose to endorse those brands or offers directly from their mobile application called “Calyp” (pronounced “klip”) and subsequently share their endorsement within their social circles.  The act of a subscriber endorsing a brand or offer makes them an “Endorser” within the Blue Calypso ecosystem. Endorsers are empowered to post their endorsement on their personal social media sites such as Facebook, LinkedIn and Twitter or send an SMS/text message directly to someone in their mobile contact list.  In essence, each Endorser becomes a “micro-publisher” for their content — a syndication approach which is dramatically different from the broadcast or “interrupt-marketing” nature of traditional advertising models.  Each advertiser establishes a campaign budget and as Endorsers share the advertiser content the advertiser account is decremented based on their rate schedule.  Endorsers in turn earn cash which is loaded on their personal Blue Calypso reloadable branded Visa Debit card semi-monthly. In the future Blue Calypso will expand the incentive rewards programs to include merchandise from their advertiser sponsor as well as other programs such as points.   In addition to cash incentive rewards, advertisers introduce exclusive VIP Perks which can be graduated based on the Endorser’s membership level (Preferred, Gold, Platinum or Elite).  Blue Calypso’s business model is based on the arbitrage between the performance-based fees paid by the advertiser and the incentives paid to the Endorser.  Blue Calypso may also earn redemption incentives from advertisers when a purchase is made via an endorsement.  An example of this would be a record label advertising an artist’s new CD with a “Buy Now” link to Apple’s iTunes or Amazon.

We believe that Blue Calypso will attract advertisers and subscribers simultaneously by engaging with advertisers who have developed social media traction (“fans” and “followers)” or have email contacts for existing customers and encouraging those brand loyalists to become Blue Calypso subscribers whereby they will be empowered to endorse the advertiser.  We believe that Endorsers will also be incented with exclusive offers from their brand sponsors.  Hyper-local marketing in major markets such as Dallas, Los Angeles, Seattle, Chicago, Phoenix, New York and Miami will support advertisers and attract existing and new subscribers.  We believe that this multi-tiered approach creates additional brand loyalty through community involvement.

Key Elements of Strategy

The most important strategic element of the Blue Calypso ecosystem is the experience between the Endorsers and their friends and colleagues, created by the Blue Calypso platform.  It is our intention that the Endorser has a positive experience through innovative, timely and relevant content in addition to exclusive offers provided by the advertiser community.  We believe that the positive experience encourages Endorsers to willingly and enthusiastically share the advertisers’ message within their professional and personal relationships as a “brand evangelist and “influencer”.  The digital endorsement of a particular brand by the Endorser brings value and credibility to the campaign.  As such, we believe that Blue Calypso’s ability to automate features which allow the Endorser to shape and group what type of content is shared within sub-sets of their personal and professional communications circles is of utmost importance in order to avoid the potential “annoyance factor”.  In addition to the platform’s ability to quietly integrate with standard mobile communications streams, Blue Calypso allows Endorsers to integrate with their frequented social media communities such as Facebook, LinkedIn and Twitter by “posting” their endorsements.

Back Office Support

Aztec Systems, Inc. provides administrative and technical support services to Blue Calypso. The majority owner of Aztec Systems, Inc. is Andrew Levi, Chairman and Chief Executive Officer of the Company.  Aztec Systems, Inc., along with its experienced software developers and infrastructure engineers, has and will continue to support Blue Calypso. Aztec owns and manages a SAS70-II certified data center which has delivered high-availability secure managed services and hosting to its customers for over ten years.

Technology to Capture Data

The underlying power of the Blue Calypso platform is the business intelligence and analytics, resulting from data accumulated as content is shared and consumed. Endorsers provide demographic data such as interests, age, income bracket, geographic region, historical usage patterns, hobbies, and interests in order to provide a more content rich experience.  The technology allows the advertiser to monitor the full cycle of an advertising campaign from the first subscriber to the final redemption.  Given this data, Blue Calypso shows each advertiser the return on investment (ROI) of each dollar spent on an advertising campaign and allows Blue Calypso to prove to advertisers the effectiveness of the platform in near real time.  The very nature of Blue Calypso’s architecture creates a unique ability to test-market different campaigns and offers based on many attributes such as income level, geography, store location, age group or other compelling criteria taken in combination.  With Blue Calypso, it is possible to launch limited time ads and single redemption coupons in order to assess their effectiveness.

Outsourced Processes

Blue Calypso tracks the accumulated rewards that the Endorsers earn as they interact with the platform.  Blue Calypso outsources the Endorser reloadable Visa Debit card processing to an organization that is responsible for filing necessary tax documents, preserving personally identifying information (PII/PCI) and maintaining and issuing the cash rewards to the Endorsers.

Employees

As of September 1, 2011, Blue Calypso employed 6 full time employees.  We have no labor union contracts and believe relations with our employees are satisfactory.

Competition

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect social communities via mobile and provide them with relevant advertising and brand content.  First and foremost we consider ourselves a next generation brand loyalty and rewards platform so when considering what organizations constitute true competition, we must consider how each potential competitor embraces true brand loyalty, not just discounted transactions.  Currently, we consider our primary competitors to be Zuberance, WeReward (IZEA), VoxBloc and BzzAgent (recently acquired by Dunnhumby).

We also face competition from other mobile and Internet advertising providers, including companies that are not yet known to us. We may compete with companies that sell products and services online because these companies, like us, are trying to attract users to their websites to search for information about products and services. In addition to Internet companies, we face competition for advertising dollars from companies that offer traditional media advertising.

We compete to attract and retain relationships with Endorsers and advertisers. The bases on which we compete differ among the groups.

•                  Endorsers.    We compete to attract and retain Endorsers of our advertisers’ products and services. We provide our Endorsers with cash and other brand loyalty-based incentives but we compete with other social networking environments for the attention and mind share of the Endorsers.

•                  Advertisers.    We compete to attract and retain advertisers. We compete in this area principally on the basis of the return on investment realized by advertisers using our mobile advertising platform. We also compete based on the quality of customer service, features and ease of use of our platform.

We believe that we compete favorably on the factors described above. However, product advertising, marketing, awareness and branding through social media sites is an extremely competitive space.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business.  In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. We post on our website our privacy policy and user agreement, which describe our practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

The CARD Act, as well as the laws of most states, contain provisions governing product terms and conditions of gift cards, gift certificates, stored value or pre-paid cards or coupons (“gift cards”), such as provisions prohibiting or limiting the use of expiration dates on gift cards or the amount of fees charged in connection with gift cards or requiring specific disclosures on or in connection with gift cards. Our reloadable branded Visa Debit cards may be included within the definition of “gift cards” in many of these laws. In addition, certain foreign jurisdictions have laws that govern disclosure and certain product terms and conditions, including restrictions on expiration dates and fees that may apply to our reloadable branded Visa Debit cards. However, the CARD Act as well as a number of states and certain foreign jurisdictions also have exemptions from the operation of these provisions or otherwise modify the application of these provisions applicable to gift cards that are issued as part of a promotion or promotional program. If our reloadable branded Visa Debit cards are subject to the CARD Act, and are not included in the exemption for promotional programs, it is possible that any amount earned on the card may not expire before the later of (i) five years after the date on which the reloadable branded Visa Debit cards was issued or the date on which the customer last loaded funds on the card if the card has a reloadable feature; (ii) the stated expiration date (if any) of our reloadable branded Visa Debit cards, unless our reloadable branded Visa Debit cards come within an exemption in the CARD Act for promotional programs; or (iii) a later date provided by applicable state law. In addition, regardless of whether an exemption for our reloadable branded Visa Debit cards applies under the CARD Act, in those states that prohibit or otherwise restrict expiration dates on gift cards that are defined to include our reloadable branded Visa Debit cards and that do not have exemptions that apply to the purchase value or the promotional value, or both, of our reloadable branded Visa Debit cards, our reloadable branded Visa Debit cards may be required to be honored for the full value until redeemed.

 In addition, some states and foreign jurisdictions also include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between one and five years) and subject companies to certain reporting and recordkeeping obligations.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this Act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Various federal laws, such as the Bank Secrecy Act and the USA PATRIOT Act, impose certain anti-money laundering requirements on companies that are financial institutions or that provide financial products and services. For these purposes, financial institutions are broadly defined to include money services businesses such as money transmitters, check cashers and sellers or issuers of stored value. Examples of anti-money laundering requirements imposed on financial institutions include customer identification and verification programs, record retention policies and procedures and transaction reporting. We do not believe that we are a financial institution subject to these laws and regulations based, in part, on the characteristics of our reloadable branded Visa Debit cards and our role with respect to the distribution of the cards to customers. However, the Financial Crimes Enforcement Network, a division of the U.S. Treasury Department tasked with implementing the requirements of the Bank Secrecy Act, recently proposed amendments to the scope and requirements for parties involved in stored value or prepaid access, including a proposed expansion of the definition of financial institution to include sellers or issuers of prepaid access. In the event that this proposal is adopted as proposed, it is possible that our reloadable branded Visa Debt card could be considered a financial product and that we could be a financial institution. In addition, foreign laws and regulations, such as the European Directive on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing, impose certain anti-money laundering requirements on companies that are financial institutions or that provide financial products and services. Although we do not believe we are a financial institution or otherwise subject to these laws and regulations, it is possible that we could be considered a financial institution or provider of financial products.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

PROPERTIES

The Company owns no properties and has no property leases at December 31, 2010.  The Company shares office space with an affiliate and pays a monthly fee for actual space used.  The Company can leave the affiliate space at any time with no penalty or further obligation.

Available Information

Our Internet address is http://www.bluecalypso.com. The content on our website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Current Report. The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock would decline and investors could lose all of part of their investment.

RISKS RELATING TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We incurred net losses of $410,199 and $822,887 for the six months ended June 30, 2011 and the period from September 11, 2009 to June 30, 2011, respectively. We have a stockholders’ deficit of $799,850.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise in the relatively new and volatile market for product marketing and branding through social media communities. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue model. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS.

Blue Calypso has a limited operating history. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We have nominal revenues from operations and have limited assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS.

Even with the proceeds of the Private Placement, we believe that we will require additional capital to fund the anticipated expansion of our business and to pursue targeted revenue opportunities. We cannot assure you that we will be able to raise additional capital. If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of our current shareholders and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

Our business strategy envisions a period of rapid growth that may put a strain on our administrative, operational resources and funding requirements.  Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified personnel.  There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing.  If we are unable to successfully manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

THE MARKETS THAT WE ARE TARGETING FOR REVENUE OPPORTUNITIES MAY CHANGE BEFORE WE CAN ACCESS THEM.

The markets for traditional Internet and mobile Web products and services that we are targeting for revenue opportunities are changing rapidly and are being pursued by many other companies, and the barriers to entry are relatively low. We cannot provide assurance that we will be able to realize our targeted revenue opportunities before they change or before other companies dominate the market. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit client attrition and maintain our prices.

WE OPERATE WITHIN A HIGHLY COMPETITIVE AND COMPLEX MARKET THAT IS DIRECTLY OR INDIRECTLY AFFECTED BY MARKET RISKS AND REGULATIONS, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Product advertising, marketing, awareness and branding through social media sites is an extremely competitive and fragmented industry.  The industry can be significantly affected by many factors, including changes in local, regional, and national economic conditions, changes in consumer preferences, brand name recognition, marketing and the development of new and competing products or new social media companies.  We expect that existing businesses that compete with us and have greater financial resources than us will be able to undertake more extensive marketing campaigns and more aggressive advertising strategies than us, thereby generating more attention to their companies.  These competitive pressures could have a material adverse effect on our business, prospects, financial condition, and results of operations.

FUTURE COMPETITIVE TECHNOLOGY FOR ADVERTISING, BRANDING AND AWARENESS CAMPAIGNS IN THE MOBILE DEVICE MARKET MAY RENDER OUR TECHNOLOGY OBSOLETE.  IF THAT WERE TO HAPPEN, IT WOULD HAVE A MATERIAL, ADVERSE AFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

Newer technology may render our technology obsolete which would have a material, adverse affect on our business and results of operations.  We may also be required to collaborate with third parties to develop and deploy our services and may not be able to do so on a timely and cost-effective basis, if at all.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS, WHICH WOULD HAVE AN ADVERSE EFFECT ON OUR ABILITY TO COMPETITIVELY CONDUCT OUR BUSINESS.

We rely on our patented technology, both domestically and internationally, to deliver our platform. To protect our proprietary rights, we rely on a combination of patent and trade secret laws, confidentiality agreements, and protective contractual provisions. Despite these efforts, our patents and intellectual property relating to our business may not provide us with any competitive advantages.

Our issued patent may be subject to challenge and possibly invalidated by third parties.  Changes in either the patent laws or in the interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property.

We own three patent applications in the United States.  We cannot assure that these patent applications will issue, in whole or in part, as patents.  Patent applications in the United States are maintained in secrecy until the patents are published or are issued.  Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of the inventions covered by pending patent applications.  We also cannot be certain that our pending patent applications will result in issued patents or that any our issued patents will afford protection against a competitor.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain.  Accordingly, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the future will afford protection against competitors with similar technology.  Others may also independently develop similar or alternative products and technologies that may be outside the scope of our intellectual property.  In addition, patents issued to us may be infringed upon or designed around by others and others may obtain blocking patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Further, effective protection of intellectual property rights may be unavailable or limited in some foreign countries.  Our inability to adequately protect our proprietary rights would have an adverse impact on our ability to competitively market our platform on a world-wide basis.

We also rely on trade secrets law to protect our technology.  Trade secrets, however, are difficult to protect.  While we believe that we use reasonable efforts to protect our trade secrets, our own or our strategic partners’ employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors.  We seek to protect this information, in part, through the use of non-disclosure and confidentiality agreements with employees, consultants, advisors, and others.  These agreements may be breached, and we may not have adequate remedies for a breach.  In addition, we cannot ensure that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information or prevent their unauthorized use or disclosure.

If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies.  If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it could be expensive and time consuming and the outcome could be unpredictable.  In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States.  Moreover, if our competitors independently develop equivalent knowledge, we would lack any contractual claim to this information, and our business could be harmed.

To the extent that consultants and key employees apply technological information independently developed by them or by others to our potential products, disputes may arise as to the proprietary rights of the information, which may not be resolved in our favor.  Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us.  However, these consultants and key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors.

WE COULD BECOME INVOLVED IN INTELLECTUAL PROPERTY DISPUTES THAT CREATE A DRAIN ON OUR RESOURCES AND COULD ULTIMATELY IMPAIR OUR ASSETS.

We do not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim, we may be required to spend a significant amount of money to defend a claim, develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining licenses on reasonable terms, if at all. Any litigation, even if without merit, could result in substantial costs and diversion of our resources and could materially and adversely affect our business and operating results.

Third-party intellectual property rights in our field are complicated, and third-party intellectual property rights in this field are continuously evolving.  We have not performed searches for third-party intellectual property rights that may raise freedom-to-operate issues, and we have not obtained legal opinions regarding commercialization of our potential products.  As such, there may be existing patents that may affect our ability to commercialize our potential products.

In addition, because patent applications are published up to 18 months after their filing, and because applications can take several years to issue, there may be currently pending third-party patent application that are unknown to us, which may later result in issued patents.

If a third-party claims that we infringe on its patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including:

•                  Infringement claims, with or without merit, which can be costly and time consuming to litigate, can delay the regulatory approval process and can divert management’s attention from our core business strategy;

•                  Substantial damages for past infringement which we may have to pay if a court determines that our products or technologies infringe upon a competitor’s patent or other proprietary rights; and

•                  A court order prohibiting us from commercializing our potential products or technologies unless the holder licenses the patent or other proprietary rights to us, which such holder is not required to do.

OUR DEPENDENCE ON THE CONTINUED GROWTH IN THE USE OF THE WEB AND MOBILE SMARTPHONE NETWORKING COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Our business depends on consumers continuing to increase their use of the mobile smartphone for social networking, to obtain product content, reward type offers as well as for conducting commercial transactions.  The rapid growth and use of the smartphone as an information conduit is a relatively recent phenomenon.  As a result, the acceptance and use of smartphones may not continue to develop at historical rates.  Mobile web usage may be inhibited for a number of reasons, such as - inadequate network infrastructure; security concerns; inconsistent quality of service; and availability of cost-effective, high-speed service or smart mobile devices.

If mobile web usage grows, the mobile Internet infrastructure may not be able to support the demands placed on it by this growth or its performance and reliability may decline.  In addition, websites and mobile networks have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet and mobile network infrastructure.  If these outages and delays occur frequently in the future, web usage, as well as usage of our website, could grow more slowly or decline, which could adversely affect our results of operations.

IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS WITH ADVERTISERS OR UNABLE TO ATTRACT USERS TO ENDORSE THE ADVERTISERS’ PRODUCTS OUR BUSINESS COULD BE ADVERSELY AFFECTED.

We depend on establishing and maintaining relationships with advertisers and to match users with advertisers’ products for a significant portion of our traffic. The Blue Calypso mobile advertising platform matches advertisers with their target customers through a union of mobile devices and social media psychology.  To initiate an advertising campaign on the Blue Calypso platform, an advertiser requests to be matched with a group of Blue Calypso subscribers that meet their target demographic and interest criteria.  Consumers’ tastes may change and it may become difficult to match advertisers’ products with consumer tastes.  In addition, we may not be able to establish or maintain relationships with advertisers.

Currently we have only a small number of paying advertisers.  We are continuing to evaluate our pricing strategies and value proposition to both the advertiser and Endorser communities.  As such we are very early in creation of brand awareness and name recognition for Blue Calypso.  Due to these factors as well as current and future competition from startups as well as large existing social media, search, or other well-known brands we cannot guarantee that we will be successful in overcoming the nascent nature of the Company.  In addition, while we have conducted limited launch programs to date, it is not certain that people will be willing to participate as Endorsers due to their perception of the Blue Calypso offering being spam, annoying or lacking value to themselves or their social circles for which the Blue Calypso platform is positioned.

DIFFICULTY ACCOMMODATING INCREASES IN THE NUMBER OF USERS OF OUR SERVICES AND INTERNET SERVICE PROBLEMS OUTSIDE OF OUR CONTROL ULTIMATELY COULD RESULT IN THE REDUCTION OF USERS.

Our website must accommodate a high volume of traffic and deliver frequently updated information. Our website may in the future experience slower response times or other problems for a variety of reasons.  In addition our website could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our website. Each of them has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

INFORMATION TECHNOLOGY, NETWORK AND DATA SECURITY RISKS COULD HARM OUR BUSINESS.

Our business faces security risks.  Our failure to adequately address these risks could have an adverse effect on our business and reputation.  Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers.

IF WE DO NOT DEVELOP NEW AND ENHANCED SERVICES AND FEATURES WE MAY NOT BE ABLE TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF USERS.

We believe that our website will be more attractive to advertisers if we develop a larger audience comprised of demographically favorable users. Accordingly, we intend to introduce additional or enhanced services in the future in order to retain current users and to attract new users.  If we introduce a service that is not favorably received, the current users may not continue using our service as frequently. New users could also choose a competitive service over ours.

We may also experience difficulties that could delay or prevent us from introducing new services. Furthermore, these services may contain errors that are discovered after the services are introduced. We may need to significantly modify the design of these services on our website to correct these errors. Our business could be adversely affected if it experiences difficulties in introducing new services or if users do not accept these new services.

RISKS RELATING TO OUR COMMON STOCK

AS A RESULT OF THE MERGER, BLUE CALYPSO BECAME A SUBSIDIARY OF OURS AND SINCE WE ARE SUBJECT TO THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS, THIS CAN BE EXPENSIVE AND MAY DIVERT RESOURCES FROM OTHER PROJECTS, THUS IMPAIRING OUR ABILITY GROW.

As a result of the Merger, Blue Calypso became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Blue Calypso had remained privately held and did not consummate the Merger. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Private Placement that require us to register the shares of common stock underlying the Promissory Notes, Warrants and shares of Series A Preferred once issued.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such Act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-merger company.

OUR OPERATING RESULTS MAY FLUCTUATE CAUSING VOLATILITY IN OUR STOCK PRICE.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. The following factors may affect our operating results causing volatility in our stock price:

•                  Our ability to execute our business plan;

•                  Our ability to compete effectively;

•                  Our ability to continue to attract advertisers and consumers;

•                  The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure;

•                  General economic conditions and those economic conditions specific to the Internet and Internet advertising;

•                  Our ability to keep our websites operational and our smartphone application up-to-date at a reasonable cost and without service interruptions; and

•                  Our ability to attract, motivate and retain top-quality employees.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is highly volatile and subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•                  Changes in our industry;

•                  Competitive pricing pressures;

•                  Our ability to obtain working capital financing;

•                  Quarterly variations in our results of operations;

•                  Changes in estimates of our financial results;

•                  Investors’ general perception of us;

•                  Disruption to our operations;

•                  The emergence of new sales channels in which we are unable to compete effectively;

•                  Commencement of, or our involvement in, litigation;

•                  Any major change in our board or management; and

•                  Changes in governmental regulations or in the status of our regulatory approvals.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

THERE IS CURRENTLY NO LIQUID TRADING MARKET FOR OUR COMMON STOCK AND WE CANNOT ENSURE THAT ONE WILL EVER DEVELOP OR BE SUSTAINED.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We anticipate having our common stock continue to be quoted for trading on the OTC Bulletin Board, however, we cannot be sure that such quotations will continue. As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

OUR COMMON STOCK IS A “PENNY STOCK,” WHICH MAKES IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

WE MAY APPLY THE PROCEEDS OF THE PRIVATE PLACEMENT TO USES THAT ULTIMATELY DO NOT IMPROVE OUR OPERATING RESULTS OR INCREASE THE VALUE OF YOUR INVESTMENT.

We intend to use the net proceeds from the Private Placement for general working capital purposes. Funds will be spent on additional employees and marketing programs to attract advertisers and endorsers to the platform.  Additionally, funds will be spent on additional software development. Our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of an investment in our common stock.

BECAUSE OUR DIRECTORS AND EXECUTIVE OFFICERS ARE AMONG OUR LARGEST STOCKHOLDERS, THEY CAN EXERT SIGNIFICANT CONTROL OVER OUR BUSINESS AND AFFAIRS AND HAVE ACTUAL OR POTENTIAL INTERESTS THAT MAY DEPART FROM THOSE OF OUR OTHER STOCKHOLDERS.

Our directors and executive officers will own or control a significant percentage of the common stock following the Merger and completion of the Private Placement. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. Following the Merger, Andrew Levi, Paul Jarvie, J. Andrew Kerner, Richard Fennessy and James Rose beneficially own 57% of the outstanding shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the Private Placement, may vote, including the following actions:

•                  to elect or defeat the election of our directors;

•                  to amend or prevent amendment of our Articles of Incorporation or bylaws;

•                  to effect or prevent a merger, sale of assets or other corporate transaction; and

•                  to control the outcome of any other matter submitted to our stockholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE PROPOSED CONVERSION OF OUR PROMISSORY NOTES AND SERIES A PREFERRED AND EXERCISE OF OUR WARRANTS MAY HAVE A DILUTIVE EFFECT ON OUR COMMON STOCK.

If the price per share of our common stock at the time of conversion of our Promissory Notes and Series A Preferred or exercise of the Warrants is in excess of the various exercise or conversion prices of such convertible securities, the exercise or conversion of such convertible securities would have a dilutive effect on our common stock. Upon conversion of the Promissory Notes, we will have 1,500,000 shares of Series A Preferred issued and outstanding which will be convertible into an aggregate of 22,091,311 shares of our common stock. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes thereto that appear elsewhere in this document. In addition to historical information, the following discussion and analysis includes forward looking information that involves risks, uncertainties, and assumptions.  Actual results and the timing of events could differ materially from those anticipated by these forward looking statements as a result of many factors, including those discussed under “Risk Factors” elsewhere in this document.  See also “Special Note Regarding Forward Looking Statements” included elsewhere in this document.

Recent Events

On September 1, 2011, the Company acquired Blue Calypso in a merger transaction that will be accounted for as a reverse acquisition, as if Blue Calypso had been the reporting entity for accounting purposes.  As a result, the Management Discussion and Analysis that follows represents a discussion of the business of Blue Calypso for the year ended December 31, 2010 as compared to the period from September 11, 2009 to December 31, 2009 and the six months ended June 30, 2011 versus the six months ended June 30, 2010. The following discussion should be read in conjunction with our consolidated financial statements and related notes filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.  Blue Calypso’s financial year ends on December 31, and each of its quarters end on the final day of each calendar quarter (each March 31, June 30 and September 30).

Business Overview

Blue Calypso is a Texas corporation that was formed in February 2010 as a holding company to hold a 100% single member ownership in Blue Calypso, LLC.  Blue Calypso, LLC, our operating entity, was formed in September 2009 for the purpose of delivering a patented social mobile advertising, endorsement and commerce platform that leverages the capabilities of the growing mobile smartphone market.  Consumer product companies enter into contracts with Blue Calypso to utilize Blue Calypso’s technology platform to offer advertising content to Blue Calypso subscribers who utilize mobile smartphones via the Blue Calypso mobile application called Calyp (pronounced “klip”).  Consumers are incentivized to endorse products and earn rewards for each endorsement in the form of cash and exclusive VIP Perks.

Critical Accounting Policies

Development Stage Company

We are a development stage company as defined by Accounting Standards Codification (“ASC”) 915 Development Stage Entities and is still devoting substantial efforts on establishing the business. Our principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception have been considered as part of Blue Calypso’s development stage activities.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements are stated in U.S. dollars and include the accounts of Blue Calypso Holdings, Inc. and its subsidiary Blue Calypso LLC, which is wholly owned. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the useful lives of intangible assets and the recoverability or impairment of tangible and intangible asset values; deferred revenues; legal and other contingencies which are recorded when it is probable that a loss has been incurred and the amount is reasonably estimable; and Blue Calypso’s effective income tax rate and the valuation allowance applied against deferred tax assets which are based upon the expectations of future taxable income, allowable deductions, and projected tax credits.

Actual results may differ from these estimates.

Revenue Recognition

Blue Calypso recognizes revenue in accordance with ASC 605 “Revenue Recognition”, when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by Blue Calypso and is recognized as earned when brand loyalists personally endorse and share the advertising campaigns with others in their digital social stream.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits. Blue Calypso considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment and Long-Lived Assets

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Software development costs are accounted for in accordance with ASC 350-40, Intangibles — Goodwill and Other: Internal Use Software. According to ASC 350-40, capitalization of costs shall begin when both of the following occur: a) preliminary project stage is completed, b) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalized include fees paid to third parties for services provided to develop the software during the application development stage, payroll and payroll-related costs such as, costs of employee benefits for employees who are directly associated with and who devote time to the internal-use computer software project on activities that include coding and testing during the application development stage and interest costs incurred while developing internal-use computer software (in accordance with ASC 835-20). The costs are amortized using straight-line amortization over the estimated useful life of up to five years, once the software is ready for its intended use.  The unamortized capitalized cost of the software is compared annually to the net realizable value.  The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

Impairment of Long-lived Tangible Assets and Definite-Lived Intangible Assets

Long-lived tangible assets and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value Measurements

Blue Calypso has adopted ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.  Level 3 inputs are unobservable inputs for the asset or liability.

Income Taxes

Income taxes are recorded in accordance with ASC 740 “Income Taxes”. Deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income, in the period that includes the enactment date. An allowance is provided when it is more likely than not that tax benefits will not be utilized.

Stock-Based Compensation

Blue Calypso granted stock options and restricted stock as compensation to employees and directors. Compensation expense is measured in accordance with FASB ASC 718 (formerly SFAS No. 123R), Compensation - Stock Compensation. Compensation expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest. Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Concentrations of Credit Risk

Significant concentrations of credit risk may arise from Blue Calypso’s cash maintained in the bank. Blue Calypso maintains cash in quality financial institutions; however, at times, cash balances may exceed the federal deposit insurance limits (FDIC limits).

Advertising and Marketing

Blue Calypso’s advertising and marketing costs, which consist primarily of marketing and trade show costs, business development and printed promotional and sales presentation materials, are charged to expense when incurred.

Results of Operations

Comparison of six months ended June 30, 2011 and 2010

For the six months ended June 30, 2011 the net loss was $410,199 compared to a net loss of $87,964 for the six months ended June 30, 2010.  During the six months ended June 30, 2011 we incurred sales and marketing expenses of $182,786, general administrative expenses of $115,827, other operating expenses of $14,373 and depreciation and amortization of $51,720.  This compares to $87,964 of total expenses, primarily related to general and administrative expenses incurred during the six months ended June 30, 2010.  The increase is due to the continued ramp up of the business since inception.

Cash Flows

Cash used for operating activities during the six months ended June 30, 2011 was $405,500 compared to cash provided in operating activities of $281,848 for the six months ended June 30, 2010.  The change was due to the increased net loss of $322,235 described above and a $306,538 decrease in accounts payable to an affiliate.

Cash used in investing activities during the six months ended June 30, 2011 was $54,500 compared to $117,030 for the same period in 2010.  In the six months ended June 30, 2011 software development costs of $151,189 were incurred with an affiliate.  $51,189 was paid in cash with the remaining $100,000 offset by a convertible note payable.

In the six months ended June 30, 2011, cash provided by financing was $600,010 compared to $1,000 for the same period in 2010.  The increase is due to the issuance of additional convertible notes to fund Blue Calypso’s activities.

Year ended December 31, 2010 versus the period September 11, 2009 through December 31, 2009

Blue Calypso began operations on September 11, 2009. The total expenses for the period September 11, 2009 through December 31, 2009 were $23,653 primarily consisting of legal expenses.  We had no employees during that period.

During the year ended December 31, 2010, we incurred sales and marketing expenses of $136,414, general and administrative expenses of $193,006 and other operating expenses of $30,735.  We hired three employees in sales and marketing during 2010 and engaged four independent contractors to conduct marketing activities.  Sales and marketing expense included the compensation and benefit expense of the three employees as well as travel, entertainment and advertising expense directly attributable to the sales and marketing function.  General and administrative expenses primarily consisted of contract labor, outside services and professional fees.  Other operating expenses primarily consisted of supplies, travel and entertainment expenses.  We expect that operating expenses will increase in the foreseeable future as we continue to grow and expand our business.

Our development activities are outsourced to Aztec Systems, Inc. (“Aztec”), a company that is a majority owned by Mr. Levi, our Chairman and Chief Executive Officer.  We incurred $452,516 of software development costs primarily with Aztec, all of which was capitalized, including $7,805 of capitalized interest expense and began amortization during the year ended December 31, 2010.  Amortization expense related to capitalized software development costs of $11,937 was recorded during the year ended December 31, 2010.

Cash Flows

Net cash used for operating activities was $205,627 during the year ended December 31, 2010.  There was no cash from operating activities for the period September 11, 2009 through December 31, 2009.  The net loss for the year ended December 31, 2010 of $389,035 was partially offset by noncash items of $12,101 that primarily consisted of depreciation and amortization and an increase of $171,307 in operating liabilities net of an increase in operating assets.

Cash used for investing activities for the year ended December 31, 2010 included cash of $352,517 paid for capitalized software development costs and $4,365 for capital expenditures.  There was no cash from investing activities during the period September 11, 2009 through December 31, 2009.  We expect that cash used in investing activities will increase in the foreseeable future as we hire more people and expand our website service offerings.

During the year ended December 31, 2010, there was $676,020 of cash flow provided by financing activities including the proceeds of $675,000 from notes payable.  An accounts payable to an affiliate for contracted software development services of $100,000 was converted into a note payable during 2010.

Liquidity and Capital Resources

We are a development stage company and have incurred cumulative losses of $822,887 since beginning operations on September 11, 2009.  At June 30, 2011, we had a cash balance of $253,521, and negative working capital of $1,371,447.  However, at September 1, 2011, $1,475,000 of current notes payable converted to 28,135,238 common shares as part of the reverse merger.  Funding for our operations has been primarily dependent upon the proceeds from the issuance of debt and equity securities.

As a development stage company we have been and continue to be dependent upon outside sources of cash to pay operating expenses.  We have had only nominal revenue and we expect operating losses to continue through the foreseeable future.  Until we develop a consistent source of revenue to achieve a profitable level of operations that generates sufficient cash flow, we will need additional capital resources to fund growth and operations.  We expect to continue to raise capital through equity and/or debt offerings. However, there can be no assurance that we will be able to raise equity or debt capital on terms we consider reasonable and prudent, or that any financing activity would not be dilutive to existing shareholders, or that capital available to us could be subject to high volatility of the financial markets, to our financial condition and credit rating, or that sufficient assets used as debt collateral would be available for any future debt financing.  See “Risk Factors” described elsewhere in this document.

Contractual Obligations

At June 30, 2011, our significant contractual obligations were as follows:

	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years	Total

Maturities of notes payable	—	$1,475,000	—	—	$1,475,000
Operating lease	—	—	—	—	—
Purchase obligations	—	—	—	—	—
	—	$1,475,000	—	—	$1,475,000

As part of the transaction described in Section 2.01, these notes payable were converted to common shares of Blue Calypso as provided in the notes and then exchanged for common shares of the Company.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 1, 2011 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our named executive officers; (iii) each director; and, (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of September 1, 2011, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class (2)

Andrew Levi 1345 Valwood Parkway Carrollton, Texas 75006	56,990,349		46%

Richard Fennessy 1345 Valwood Parkway Carrollton, Texas 75006	3,261,057		3%

Paul Jarvie 1345 Valwood Parkway Carrollton, Texas 75006	4,547,112		4%

J. Andrew Kerner 1345 Valwood Parkway Carrollton, Texas 75006	3,255,150		3%

James Rose 1345 Valwood Parkway Carrollton, Texas 75006	3,155,918		3%

James R. Craig 1345 Valwood Parkway Carrollton, Texas 75006	—		—

Esousa Holdings LLC(3) 317 Madison Ave., Suite 1621 New York, NY 10017	12,487,350	(5)	9.99%

LMD Capital, LLC(4) 2828 N. Harwood, Suite 1700 Dallas, TX 75201	12,487,350	(5)	9.99%

All directors and executive officers as a group (6 persons)	71,209,586		57%

(1)           Beneficial ownership represents sole voting and investment power.

(2)           These percentages have been calculated based on 124,974,701 shares of Common Stock to be outstanding as of September 1, 2011.

(3)           Rachel Glicksman, as Managing Director of Esousa Holdings LLC, has voting and dispositive controls over such shares.

(4)           Steven B. Solomon as Managing Director of LMD Capital, LLC has voting and dispositive controls over such shares.

(5)           This number includes shares of our common stock held as of September 1, 2011. The stockholders will hold an aggregate of 1,500,000 shares of Series A Preferred upon the conversion of the Promissory Notes.  Such Promissory Notes (until converted) and shares of Series A Preferred will be convertible into shares of common stock at a conversion price of $0.0679 per share. Such Promissory Notes and under the proposed terms of the Series A Preferred, the holder may not convert the Series A Preferred to the extent (but only to the extent) such selling security holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. In addition, the stockholders will also hold an aggregate of 22,091,311 shares of common stock upon the exercise of the Warrants.  The exercise price of the Warrants is $0.10 per share.  Pursuant to the terms of the Warrants, the holder may not exercise the Warrants to the extent (but only to the extent) such selling security holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information regarding our current executive officers and directors. Each of the directors listed below was appointed to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. The following table sets forth information regarding the members of our board of directors and our executive officers as of September 1, 2011:

Name	Age	Position with the Company	Director/Officer Since

Andrew Levi	44	Chairman of the Board and Chief Executive Officer, Director	2011

Paul Jarvie	58	Director	2011

J. Andrew Kerner	52	Director	2011

Richard Fennessy	46	Director	2011

James Rose	50	Director	2011

James R. Craig	51	Chief Financial Officer	2011

Biographical Information

Andrew Levi, Chairman and Chief Executive Officer

Mr. Levi founded Blue Calypso in September 2009 and has served as the Company’s Chairman and Chief Executive Officer since its founding.  From November, 1991 to the present Mr. Levi has served as the Founder, President and Chief Executive Officer of Aztec Systems, Inc., a Dallas-based provider of mid-market ERP, managed services and related technology solutions where he has been responsible for building the company since 1991. Mr. Levi has been named to SmartPartner Magazine’s list of “50 Smartest People” in the technology industry and to D Magazine’s “Top Entrepreneurs under 40.” Mr. Levi has been involved in numerous business and association ventures in the technology industry such as Boardroom Software, Inc., Critical Devices, Inc., Aztec Business Solutions, L.L.P., REES Associates, the board of the International Association of Microsoft Certified Partners (IAMCP) and the Information Technology Solution Provider Alliance (ITSPA). Mr. Levi holds a Bachelor of Science degree in finance from Florida State University in addition to numerous technical certifications and six U.S. patents.  His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Paul Jarvie, Director

Mr. Jarvie served in various management positions over twenty years with ASAP Software, Inc., an information technology products and services provider, most recently as President from 1998 until 2008 when the company was acquired by Dell.  After a brief transition period, he retired from Dell in 2008.  His achievements, entrepreneurial experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Andrew Kerner, Director

Mr. Kerner joined SunTx Capital Partners, a private equity firm located in Dallas, Texas, as an Executive in Residence and in 2010, became an Operating Partner.  From 2007 until 2009, Mr. Kerner was Executive Director of Affordable Housing Land Company, a non-profit organization focused on acquiring land for affordable housing development in Texas.  Mr. Kerner held senior executive management positions with Centex Homes from 2000 until 2007, including Senior Vice President and CFO and Executive Vice President of Operations Support. Prior to Centex, Mr. Kerner held CFO roles with The viaLink Company from 1999 until 2000 and Cameron Ashley Building Products from 1998 until 1999, as well as several senior financial executive roles with PepsiCo/Frito-Lay in the U.S. and Europe. Mr. Kerner is a member of the board of directors of Aztec Systems, Atlanticblue Group, a private agriculture/real estate company based in Florida, Suntx Urbana, a private real estate development company located in Dallas, TX, Carolina Beverage Group, a private beverage manufacturer in North Carolina, and Ranger Offshore, a private oilfield services company located in Houston, TX.  His experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Richard Fennessy, Director

Mr. Fennessy is currently Chairman and CEO of PeopleJar, Inc., an early stage Internet company that launched a new social networking and advertising platform in January 2011.  Mr. Fennessy served as President and Chief Executive Officer from 2004 until 2010 of Insight Enterprises, Inc., a Fortune 500 global IT solutions company with operations in 22 countries and a broad portfolio of hardware, software, and services targeted towards small, medium, and large corporate and public sector institutions.  Prior to joining Insight Enterprises Inc., Mr. Fennessy held several senior level executive positions at IBM from 1987 until 2004.  His experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

James Rose, Director

Since December 2010, Mr. Rose has served as Chief Executive Officer of Atex, a privately held software company focused on the media industry based in Reading, England.  From 2004 until 2010, Mr. Rose was Chairman and Chief Executive Officer of Mosaic Sales Solutions, a leading marketing services firm, and from 2002 until 2004, Mr. Rose was Chief Executive Officer of Media Planning Group (MPG), a subsidiary of Havas, a publicly traded French marketing communications company based in Paris, France.  Mr. Rose has significant experience in media, marketing and technology industries. His experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

James R. Craig, Chief Financial Officer

Mr. Craig was named Chief Financial Officer of Blue Calypso in June 2011. From 2010 until joining Blue Calypso, Mr. Craig provided consulting and fractional CFO services as an independent contractor.  During this time Mr. Craig provided services to several private equity groups to target potential acquisitions and providing transition services to recent acquisitions.  From 2008 to 2010 Mr. Craig was the Chief Financial Officer with Electronic Transaction Consulting Corporation, a software development company focused on the tolling industry.  In 2007 Mr. Craig acted as interim CFO for LaneLogic, LLC, a start-up on-line used car trading platform.  From 2002 to 2006 Mr. Craig was Chief Operating Officer and Chief Financial Officer of Furmanite Worldwide, Inc.  Furmanite is a specialized industrial repair and maintenance service provider operating in 12 countries.  Furmanite was the main operating subsidiary of Xanser, Inc., a NYSE traded company.  Prior to 2002 Mr. Craig worked in financial and operating roles with various public and private companies and worked as a Senior Accountant for Deloitte and Touche.

Independent Directors

Our board of directors has determined that each of Messrs. Paul Jarvie, J. Andrew Kerner, Richard Fennessy and James Rose is independent within the meaning of applicable listing rules of The New York Stock Exchange, as amended from time to time and the rules and regulations promulgated by the SEC. We anticipate that we will add additional independent directors in the future. As of September 1, 2011, our board of directors has a separately designated Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee.  Two independent directors are on each of the Audit, Compensation and Nominating Committees.  Mr. Kerner is the Chairman of the Audit Committee while Mr. Fennessy is the Chairman of the Compensation Committee and the Nominating Committee.  We anticipate forming the Corporate Governance Committee in the near future.  Mr. Kerner qualifies as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Committees of the Board of Directors

We intend to appoint directors to committees of the board of directors as required to meet the corporate governance requirements of a national securities exchange, although we are not required to comply with these requirements until we elect to seek listing on a national securities exchange.

Director Compensation

We may adopt a compensation plan for our directors in order to attract qualified persons and to retain them. We expect that the future compensation arrangements may be comprised of a combination of cash and/or equity awards.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrew Levi, Chairman and Chief Executive Officer (1)	2010	—	—	$—	$—	$—	$—	$—	—
Deborah Flores, Former President, Secretary, Treasurer and Director (2)	2010	—	—	$—	$—	$—	$—	$—	—
	2009	—	—	$—	$—	$—	$—	$—	—

(1) Mr. Levi was appointed Chairman and Chief Executive Officer effective September 1, 2011.

(2) Ms. Flores served as our President, Secretary, Treasurer and as a member of our board of directors from March 2, 2007 through September 1, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Aztec Systems, Inc., is a corporation that provides administrative and technical support services to Blue Calypso.  The majority owner of Aztec Systems, Inc. is Andrew Levi, Chairman and Chief Executive Officer of the Company. From inception, September 11, 2009, through June 30, 2011

Blue Calypso has incurred management fees of $54,989 and software development fees of $532,340 related to Aztec Systems, Inc.  At June 30, 2011, Blue Calypso had accounts payable of $99,117 and notes payable of $200,000 owed to Aztec Systems, Inc.  Additionally, Blue Calypso converted a related-party payable totaling $21,958 to equity in 2009.

Legal Proceedings.

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is listed on the Over the Counter Bulletin Board (“OTCBB”), under the symbol BCYP. There is no established public trading market for our common stock.

Holders

As of September 1, 2011, there were approximately 24 shareholders of record holding 124,974,701 shares of common stock.  The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Pursuant to the terms and conditions of the Merger Agreement, (i) each share of Blue Calypso common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 64.165 shares of the Company’s common stock. Accordingly, an aggregate of one hundred million (100,000,000) shares of the Company’s common stock were issued to the holders of Blue Calypso’s common stock.

Following the closing of the Merger, the Company issued the Promissory Notes to two accredited investors in the Private Placement in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and the Warrants to purchase up to 22,091,311 shares of the Company’s common stock at an exercise price of $0.10 per share. The Promissory Notes are initially convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share.  The Promissory Notes are automatically convertible into One Million Five Hundred Thousand (1,500,000) shares of Series A Preferred immediately upon the creation of the Series A Preferred by the Company. In addition, one of the investors agreed to purchase an additional Two Hundred Thousand (200,000) shares of Series A Preferred for consideration of $200,000 and five-year warrants to purchase up to 2,945,509 shares of the Company’s common stock at an exercise price of $0.10 per share upon the effectiveness of a registration statement registering for resale the shares of the Company’s common stock underlying the Promissory Notes, the Warrants and the Series A Preferred. Once issued, the shares of Series A Preferred will be convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share. The shares of the Company’s common stock underlying the Promissory Notes, the Warrants and the Series A Preferred will be subject to the Registration Rights Agreement under which the Company is obligated to seek registration of such shares within sixty (60) days of the closing date of the Private Placement.

Dividends

We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by Nevada law. Under Nevada law, cash dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Securities Authorized for Issuance Under Equity Compensation Plans

On August 31, 2011, our board of directors adopted, subject to shareholder approval, the Blue Calypso, Inc. 2011 Long-Term Incentive Plan (the “Incentive Plan”).  The Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees, certain key contractors, and non-employee directors.  The Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of employees, contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.  The following is a brief description of the material terms of the Incentive Plan and the awards that may be granted pursuant to the Incentive Plan.

Effective Date and Expiration.  The Incentive Plan became effective on August 31, 2011, subject to and conditioned upon shareholder approval of the Incentive Plan, and will terminate on August 31, 2021.  No award may be made under the Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization.  Subject to certain adjustments, the number of shares of the Company’s common stock that may be issued pursuant to awards under the Incentive Plan is 35,000,000 shares, of which 100% may be delivered pursuant to incentive stock options.  Subject to certain adjustments, with respect to any participant who is an officer of the Company subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a maximum of 3,000,000 shares may be granted in any one year in the form of any award to such participant.  During the term of the Incentive Plan, the Company will at all times reserve and keep enough shares available to satisfy the requirements of the Incentive Plan.

Administration.  The Incentive Plan will be administered by the board of directors or a committee of the board of directors (the “Committee”) consisting of two or more members.  At any time there is no Committee to administer the Incentive Plan, any reference to the Committee is a reference to the board of directors.  The Committee will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the Incentive Plan, establish and revise rules and regulations relating to the Incentive Plan and make any other determinations that it believes necessary for the administration of the Incentive Plan.  The Committee may delegate certain duties to one or more officers of the Company as provided in the Incentive Plan.

Eligibility.  Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of the Company or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the Incentive Plan.

Awards in General.  The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of the Company’s common stock.  Awards granted pursuant to the Incentive Plan will be evidenced by a written award agreement.  The Committee will determine the terms of each award at the time of grant, including without limitation, the number of shares subject to such award, the term of the award, the exercise price (if applicable), the vesting and forfeiture conditions, the methods by or forms in which shares will be delivered to participants, the price to be paid (if any), and any other terms and conditions applicable to such award.

Stock Options.  The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs.  Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted.  If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant.

Stock Appreciation Rights.  The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand alone award, or freestanding SARs, or in conjunction with options granted under the Incentive Plan, or tandem SARs.  SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant.  The grant price of a SAR cannot be less than 100% of the fair market value of a share on the date of grant.

Restricted Stock and Restricted Stock Units.  The Committee is authorized to grant restricted stock and restricted stock units.  Restricted stock consists of shares of common stock that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee.  Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant.  Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions.

Dividend Equivalent Rights.  The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive cash or shares of common stock equal in value to dividends paid on a specific number of shares or other periodic payments.  Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares.  Any such reinvestment shall be at the fair market value at the time thereof.  A dividend equivalent right may be settled in cash, shares, or a combination thereof.

Performance Awards.  The Committee may grant performance awards payable in cash, shares of common stock, a combination thereof, or other consideration at the end of a specified performance period.  Payment will be contingent upon achieving pre-established performance goals by the end of the performance period.  The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Incentive Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance.  To the extent the Company determines that Section 162(m) of the Code shall apply to a performance award granted under the Incentive Plan, it is the intent of the Company that performance awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

Other Awards.  The Committee may grant other forms of awards payable in cash or shares if the Committee determines that such other form of award is consistent with the purpose and restrictions of the Incentive Plan.  Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Vesting, Forfeiture, Assignment.  The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Incentive Plan.  If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.  The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service.  The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards.  Awards granted under the Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of nonqualified stock options or SARs.

Adjustments Upon Changes in Capitalization.  In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall make certain adjustments so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event.  Notwithstanding the foregoing, no adjustment shall be made or authorized to the extent that such adjustment would cause the Incentive Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code.  All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the Incentive Plan.  The board of directors may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the Incentive Plan in whole or in part; provided, however, that (i) no amendment that requires shareholder approval in order for the Incentive Plan and any awards under the Incentive Plan to continue to comply with Sections 162(m), 421, and 422 of the Code (including any successors to such sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the board of directors regarding amendment or discontinuance of the Incentive Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the Incentive Plan without the consent of the affected participant.

Issuances Under the Incentive Plan.  On September 8, 2011, the Company granted 1,500,000 options to purchase common stock of the Company pursuant to the Incentive Plan to its outside directors in connection with their service to the Company.  Such options will vest pro rata quarterly over two years.  The exercise price of such options is $0.0679, which is the fair market value of one share of common stock of the Company on the date of grant.  In addition, on September 8, 2011, the Company issued 8,675,238 shares of restricted stock of the Company pursuant to the Incentive Plan to certain officers and consultants of the Company.  With the exception of 481,239 shares that vested immediately upon grant, the shares of restricted stock generally vest pro rata over three years.

RECENT SALES OF UNREGISTERED SECURITIES

The following unregistered securities were sold by the Company and Blue Calypso to accredited investors and were exempt from registration under Section 4(2) of the Securities Act.

Sales by the Company:

The Company issued the Promissory Notes in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), which are initially convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share. The Promissory Notes will be convertible into One Million Five Hundred Thousand (1,500,000) shares of the Series A Preferred immediately upon the creation of the Series A Preferred by the Company.

The Company issued Warrants to purchase an aggregate of 22,091,311 shares of the Company’s common stock at an exercise price of $0.10 per share.

The Company issued 100,000,000 shares of common stock to 20 investors upon the consummation of the Merger.

Sales by Blue Calypso:

Blue Calypso issued 438,483 shares of Class A common stock to the holders of certain convertible promissory notes immediately prior to the consummation of the Merger.  The total amount converted to Class A common stock pursuant to the terms of the convertible promissory notes was $1,487,500.

DESCRIPTION OF REGISTRANT’S SECURITIES

Common Stock

We are authorized to issue up to Six Hundred Eighty Million (680,000,000) shares of our common stock, $0.0001 per share par value.  The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions. All issued and outstanding shares of common stock are fully paid and non-assessable. As of September 1, 2011, immediately following the Merger, there were 124,974,701 shares of our common stock issued outstanding.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our shareholders, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

In connection with the Private Placement, on September 1, 2011, we issued investors five-year Warrants to purchase up to an aggregate of 22,091,311 shares of common stock at an exercise price of $0.10 per share. We are prohibited from effecting the exercise of any such Warrant to the extent that as a result of such exercise the holder of the exercised Warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the Warrant. The Warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.10 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the Warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, then we may require each investor to exercise all or a portion of its Warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any Warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period.

Convertible Promissory Notes

In connection with the Private Placement, on September 1, 2011, we issued Promissory Notes to two accredited investors in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Promissory Notes are initially convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share.  The Promissory Notes are automatically convertible into One Million Five Hundred Thousand (1,500,000) shares of Series A Preferred immediately upon the creation of the Series A Preferred by the Company. Once issued, the shares of Series A Preferred will be convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share.

Anti-Takeover Effect of Nevada Law, Certain Charter and By-Law Provisions

Pursuant to our Articles of Incorporation, we elected not to be subject to Nevada’s Control Share Acquisition Act (Nevada Revised Statutes 78.378 -78.3793), which prohibits an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. The Company may become subject to Nevada’s Control Share Acquisition Act if it has 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation. Currently, we do not conduct business in the State of Nevada directly or through an affiliated corporation.

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATIONS ON LIABILITY

Articles of Incorporation and Bylaws

Our charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for damages for breach of fiduciary duties. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the Company shall indemnify its currently acting and its former directors and officers except for liability for (i) acts or omissions that involve intentional misconduct, fraud or knowing violation of law, or (ii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes.

The charter and bylaws provide that we will indemnify our directors and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company.  To the extent that a director or officer has been successful in defense of any proceeding, the Nevada Revised Statutes and our bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC that such indemnification is against public policy and is, therefore, unenforceable.

Indemnification Agreements

The Company intends to enter into indemnification agreements with certain of its directors and officers who may, in certain cases, be broader than the specific indemnification provisions contained in our Articles of Incorporation and bylaws. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers of the Company and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 3.02.  Unregistered Sales of Equity Securities.

See Item 2.01 of this Current Report which contains the disclosure incorporated herein by reference. This Current Report is neither an offer to purchase, nor a solicitation of an offer to sell, securities.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

As a result of the Merger, effective as of September 1, 2011, there was deemed to be a change of the Company’s independent registered public accounting firm. The Company has selected Montgomery Coscia Greilich LLP as the Company’s independent registered public accounting firm and R. R. Hawkins and Associates International, PC will not act as the Company’s independent registered public accounting firm.

Except as set forth herein, R. R. Hawkins and Associates International, PC’s report on the Company’s financial statements for the years ended December 31, 2010 and 2009, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, R. R. Hawkins and Associates International, PC’s report on such financial statements contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During the two fiscal years ended December 31, 2010 and 2009, and the subsequent interim period through September 1, 2011, the date of dismissal of R. R. Hawkins and Associates International, PC by the Company, the Company did not have any disagreements with R. R. Hawkins and Associates International, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of R. R. Hawkins and Associates International, PC, would have caused it to make reference to the subject matter of this disagreement(s) in connection with its report.

The Company requested R. R. Hawkins and Associates International, PC to furnish it a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of the R. R. Hawkins and Associates International, PC’s letter has been filed as Exhibit 16.1 to this Current Report.

The decision to change the Company’s independent registered public accounting firm was approved by the Company’s board of directors.

Item 5.01.  Changes in Control of Registrant.

As a result of the transactions contemplated under the Merger Agreement, a change of control of the Company occurred. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2011, concurrently with the closing of the Merger, Andrew Levi and Messrs. Jarvie, Kerner, Fennessy and Rose were appointed to the board of directors to fill the existing vacancies and the vacancy created by the resignation of Deborah Flores.  Mr. Levi will serve as Chairman of the Board.

Effective as of September 1, 2011, Mr. Levi was appointed Chief Executive Officer and Mr. Craig was appointed Chief Financial Officer of the Company.  Additional information regarding the officers and directors is provided above in Item 2.01.

Item 5.06.  Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(a)  The audited financial statements of Blue Calypso Holdings, Inc. for the year ended December 31, 2010, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K have been filed as Exhibit 99.1 to this Current Report. The unaudited interim financial statements of Blue Calypso Holdings, Inc.  for the six months ended June 30, 2011, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K are filed as Exhibit 99.2 to this Current Report.

(b)  The unaudited pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is filed as Exhibit 99.3 to this Current Report.

(c)  See Item 9.01(a) and (b) above.

(d)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc.
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to JJ&R Ventures, Inc.’s Registration Statement on Form SB-2 filed with the SEC on June 7, 2007)
3.2

Articles of Merger Changing the Name of the Company to Blue Calypso, Inc. (incorporated by reference to Exhibit 2.1 to Blue Calypso, Inc.’s Current Report on Form 8-K filed with the SEC on July 26, 2011)

3.3	Bylaws (incorporated by reference to Exhibit 3.2 to JJ&R Ventures, Inc.’s

Exhibit Number	Description
Registration Statement on Form SB-2 filed with the SEC on June 7, 2007)
10.1	2011 Long-Term Incentive Plan
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Non-Qualified Stock Option Agreement
10.4	Form Restricted Stock Award Agreement
10.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011
10.6	Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011
10.7	Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein
10.8	Form of Convertible Promissory Note
10.9	Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein
10.10	Form of Warrant
10.11	Consulting Agreement, by and between Blue Calypso, Inc. and CEOcast, Inc., dated as of September 1, 2011
16.1	Letter from R. R. Hawkins and Associates International, PC, dated September 1, 2011
21.1	List of subsidiaries
99.1	Blue Calypso Holdings, Inc. financial statements for the fiscal year ended December 31, 2010
99.2	Blue Calypso Holdings, Inc. unaudited financial statements for the six month period ended June 30, 2011
99.3	Pro forma unaudited consolidated financial statements as of June 30, 2011
99.4	Press Release, dated September 8, 2011, issued by Blue Calypso, Inc.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Blue Calypso, Inc.
(Registrant)

Date: September 8, 2011	By:	/s/ Andrew Levi
Andrew Levi
Chief Executive Officer

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc.
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to JJ&R Ventures, Inc.’s Registration Statement on Form SB-2 filed with the SEC on June 7, 2007)
3.2

Articles of Merger Changing the Name of the Company to Blue Calypso, Inc. (incorporated by reference to Exhibit 2.1 to Blue Calypso, Inc.’s Current Report on Form 8-K filed with the SEC on July 26, 2011)

3.3	Bylaws (incorporated by reference to Exhibit 3.2 to JJ&R Ventures, Inc.’s Registration Statement on Form SB-2 filed with the SEC on June 7, 2007)
10.1	2011 Long-Term Incentive Plan
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Non-Qualified Stock Option Agreement
10.4	Form Restricted Stock Award Agreement
10.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011
10.6	Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011
10.7	Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein
10.8	Form of Convertible Promissory Note
10.9	Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein
10.10	Form of Warrant
10.11	Consulting Agreement, by and between Blue Calypso, Inc. and CEOcast, Inc., dated as of September 1, 2011
16.1	Letter from R. R. Hawkins and Associates International, PC, dated September 1, 2011
21.1	List of subsidiaries
99.1	Blue Calypso Holdings, Inc. financial statements for the fiscal year ended December 31, 2010
99.2	Blue Calypso Holdings, Inc. unaudited financial statements for the six month period ended June 30, 2011
99.3	Pro forma unaudited consolidated financial statements as of June 30, 2011
99.4	Press Release, dated September 8, 2011, issued by Blue Calypso, Inc.